                                                                   EXHIBIT 99.j1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 39 to Registration Statement No. 33-14567 on Form N-1A of American Century
Variable Portfolios, Inc. of our reports dated February 9, 2004, appearing in the respective Annual Reports of VP Balanced Fund, VP Capital Appreciation Fund,
VP Income & Growth Fund, VP International Fund, VP Ultra Fund, VP Value
Fund, and VP Vista Fund, comprising American Century Variable Portfolios, Inc.
for the year ended December 31, 2003, in the Statement of Additional
Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Other Service Providers" in such
Statement of Additional Information and to the reference to us under the caption
"Financial Highlights" in the Prospectuses, which are also part of this
Registration Statement.

/s/ Deloitte & Touche LLP
--------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
April 12, 2004